                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Sec. 240.14a-1(c) OR Sec. 240.14a-12

                        NATIONAL EDUCATION CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                        NATIONAL EDUCATION CORPORATION
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

   [LOGO]  NATIONAL EDUCATION CORPORATION
           18400 VON KARMAN AVENUE
           IRVINE, CALIFORNIA 92715

                                                                  March 28, 1994

Dear Stockholder:

     You are cordially invited to attend the May 13, 1994 Annual Meeting of Stockholders of National Education Corporation. The meeting will be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92715, beginning at 10:00 a.m., local time.

     The business to be conducted at the meeting includes the election of three directors, ratification of the selection of independent public accountants, and consideration of any other matters which may properly come before the meeting and any adjournment thereof.

     It is important that your shares be represented, so, even if you presently plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                          Sincerely,

                                            [SIG]
                                          David C. Jones
                                          Chairman of the Board

  [LOGO]   NATIONAL EDUCATION CORPORATION
           18400 VON KARMAN AVENUE
           IRVINE, CALIFORNIA 92715

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 13, 1994

To the Stockholders of National Education Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of National Education Corporation, a Delaware corporation (the "Company"), will be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California on Friday, May 13, 1994, at 10:00 a.m., local time, for the following purposes:

     (1) To elect three directors of the Company to hold office for a three-year term or until their respective successors are elected and qualified;

     (2) To consider and act upon the ratification of the selection of Price Waterhouse as the independent public accountants for the Company; and

     (3) To transact any such business as may properly come before the meeting and any adjournment or adjournments thereof.

     Stockholders of record as of the close of business on March 11, 1994, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the office of the Secretary of the Company, 18400 Von Karman Avenue, Irvine, California for a period of ten days prior to the Annual Meeting.

                                            By Order of the Board of Directors

                                                          [sig]

                                                    PHILIP C. MAYNARD
                                                        Secretary
Irvine, California
March 28, 1994

- --------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

   PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ACCOMPANYING PROXY CARD,
   DATE AND SIGN IT, AND RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.
- --------------------------------------------------------------------------------

  [LOGO]   NATIONAL EDUCATION CORPORATION
           18400 VON KARMAN AVENUE
           IRVINE, CALIFORNIA 92715

                                PROXY STATEMENT
GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of National Education Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Friday, May 13, 1994, at 10:00 a.m., local time. The Annual Meeting will be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92715. This proxy statement and the accompanying proxy are first being mailed on or about March 28, 1994.

REVOCABILITY OF PROXIES

     An executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company, at 18400 Von Karman Avenue, Irvine, California 92715, the principal executive office of the Company, a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect a stockholder's right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person.

VOTING AND SOLICITATION

     On March 11, 1994, the record date with respect to this solicitation, 29,485,004 shares of the Company's Common Stock were outstanding. No shares of any other class of stock were outstanding. Only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each stockholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment thereof.

     The three director nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no legal effect under Delaware law. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business, and, except for the election of directors, should also be counted in tabulating votes cast on proposals presented to the stockholders. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions with respect to the transaction of business in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that broker non-votes may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business. Accordingly, the Company intends to treat broker non-votes in this manner. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     The shares represented by all valid proxies received will be voted in accordance with the specifications therein. Unless otherwise directed in the proxy, the persons named therein will vote FOR the election of the three nominees listed below and FOR the ratification of the Company's selection of independent public accountants. As to any other business which may properly come before the meeting, they will vote in accordance with their best judgment. The Company does not presently know of any other such business.

     Proxies will be solicited principally by mail and the costs will be borne by the Company. These costs include reimbursements to banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company's stock. Officers and regular employees of the Company may conduct solicitation of proxies personally, by telephone, or by special letter without any additional compensation. The Company has engaged D.F. King & Co., Inc. ("King") to solicit proxies and distribute materials to banks, brokerage houses and other custodians and nominees. The Company will pay King $8,000 for these services.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     Three directors are to be elected to the Company's Board of Directors at the Annual Meeting. The Board is divided into three classes and, upon the election of three directors, the Board will consist of a total of ten directors. Three incumbent directors, Messrs. Leonard W. Jaffe, Frederic V. Malek, and William D. Walsh, have been nominated for three-year terms. Each director elected shall serve the term for which he was nominated and until the election and qualification of his successor or until his earlier resignation or removal.

     The Board of Directors has currently fixed its size at ten members. The reduction in the size of the Board reflects the resignation of Mrs. Lynne V. Cheney, who resigned effective January 1, 1994, and the decision of the Board not to renominate Mr. Harold Segal. The Nominating Committee intends to seek additional qualified potential board members who would add to the Board's expertise, experience and diversity, particularly in the education and new technologies fields. The Board reserves the right to increase its size during the year to accommodate qualified candidates.

     Each stockholder is entitled to one vote for each office of director to be elected. The candidates receiving the greatest number of votes cast at the meeting in person or by proxy will be elected. The shares represented by the proxies solicited hereunder will be voted in favor of the three nominees named below unless authorization to do so is withheld in the proxy. If any nominee should become unavailable to serve as a director, which contingency is not presently anticipated, the persons named in the proxy, or their substitutes, will be authorized to vote for such other person or persons as the Board of Directors may designate.

     The following table provides information regarding each nominee and the other continuing members of the Board of Directors. Titles are as officers of the Company unless otherwise indicated.

                                       BUSINESS EXPERIENCE DURING LAST                DIRECTOR
       NAME AND AGE                  FIVE YEARS AND OTHER DIRECTORSHIPS                 SINCE
- ---------------------------    -----------------------------------------------        ---------
                           CURRENT NOMINEES -- TERM EXPIRING IN 1997
Leonard W. Jaffe (75)          Vice Chairman of the Board since July 1989.             1976
                               Private investor and consultant. Director of
                               Steck-Vaughn Publishing Corporation since May
                               1993.
Frederic V. Malek (57)         Co-Chairman of CB Commercial Real Estate Group,         1984
                               Inc. since April 1989. Vice Chairman of
                               Northwest Airlines from June 1990 through
                               December 1991. President of Northwest Airlines
                               from September 1989 through June 1990. Prior to
                               1989, President of Marriott Hotels and Resorts.
                               Director of Automatic Data Processing, Inc.,
                               FPL Group, Inc., various PaineWebber Mutual
                               Funds, American Management Systems, Inc., Manor
                               Care, Inc., Caterair International, ICF, Inc.,
                               and Northwest Airlines, Inc.
William D. Walsh (63)          General Partner of Sequoia Associates, an               1987
                               investment partnership. Chairman of the Board
                               of Champion Road Machinery Limited and Newell
                               Industrial Corporation. Director of Basic
                               Vegetable Products Corporation, URS
                               Corporation, Newcourt Credit Group, Inc., and
                               Mike Yurosek & Son, L.P.

                                       BUSINESS EXPERIENCE DURING LAST                DIRECTOR
       NAME AND AGE                  FIVE YEARS AND OTHER DIRECTORSHIPS                 SINCE
- ---------------------------    -----------------------------------------------        ---------
                          CURRENT DIRECTORS -- TERM EXPIRING IN 1995
Richard C. Blum (58)           Chairman of Richard C. Blum & Associates, Inc.,         1987
                               a merchant banking firm. Vice Chairman of URS
                               Corporation and Director of Sumitomo Bank of
                               California, AGP Industrial Corporation, Triad
                               Systems Corporation, Shaklee Corporation,
                               Immulogic Pharmaceutical Corporation, Northwest
                               Airlines Corporation and C.B. Commercial Real
                               Estate Group, Inc. Special foreign advisor to
                               Shanghai International Trust and Investment
                               Company (China).
Jerome W. Cwiertnia (52)       President and Chief Executive Officer since             1984
                               April 1990. President and Chief Operating
                               Officer from August 1989 to April 1990.
                               President from February 1988 to March 1989.
                               Director and Chairman of the Board of
                               Steck-Vaughn Publishing Corporation since March
                               1993.
David C. Jones (72)            Chairman of the Board since July 1989. Acting           1983
                               Chief Executive Officer from July 1989 until
                               April 1990. Chairman of the Joint Chiefs of
                               Staff from June 1978 through June 1982.
                               Director of General Electric Company.
Paul B. MacCready (68)         Chairman of the Board, AeroVironment, Inc.              1992
                               Director of MacNeal-Schwendler Corporation.
                          CURRENT DIRECTORS -- TERM EXPIRING IN 1996
David Bonderman (51)           Managing General Partner of TPG Partners, L.P.,         1993
                               an investment partnership, from December 1993
                               to present. Indirect managing general partner
                               of various investment partnerships from August
                               1992 to December 1993. Vice President and Chief
                               Operating Officer of Keystone, Inc. (formerly
                               Robert M. Bass Group, Inc.) from July 1983 to
                               August 1992. Director of National Re
                               Corporation, Bell & Howell Holdings Company and
                               Carr Realty Corporation, and Chairman of the
                               Board of Continental Airlines, Inc.
Michael R. Klein (51)          Partner, Wilmer, Cutler & Pickering law firm            1991
                               since 1974. Chairman of Realty Information
                               Group, Inc. since 1987. Director of
                               Steck-Vaughn Publishing Corporation since May
                               1993.
John J. McNaughton (71)        Founder of the Company. President and Chairman          1954
                               of the Board from 1954 to 1980 and Chairman of
                               the Board from 1954 until retirement in 1988.
                               Director of Intervisual Books International.
                               Owner of McNaughton Farms.

               INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

DIRECTORS' FEES AND BENEFITS

     The Company pays each of its directors who is not an employee of the Company an annual fee of $15,000, plus $1,500 for each Board meeting attended, and $1,000 for each committee meeting attended (unless the committee meeting is in conjunction with a Board meeting, in which case the director receives $500 per committee meeting). Mr. Jaffe receives an additional $6,000 for serving as Vice Chairman of the Board and $6,000 as Chairman of the Executive Committee. Other committee chairmen receive an additional $3,000 each year. Nonemployee directors serving on the Executive Committee receive an additional $6,000 each year, but do not receive compensation for attending Executive Committee meetings. All directors are entitled to a $2,500 annual financial planning allowance.

     Under a supplemental benefit plan, each participating director receives an annual accrual equal to such director's fees for each year subject to a maximum annual accrual of $25,000 for 1991 and future years, and a maximum annual accrual of $15,000 for 1990 and prior years; however, any director failing to attend 50% or more of the Board and committee meetings in a calendar year does not receive any annual accrual for such year. Upon retirement from the Board, each director will be paid monthly installments totalling $25,000 each year until his retirement benefit is exhausted; however, if his accrued benefit is less than $125,000, it will be paid over five years. If a director dies prior to retirement, his beneficiary will receive the greater of $15,000 per year for ten years or the director's retirement benefit. If a director becomes disabled prior to retirement, the Company will pay him the retainer through the end of the elected term and will thereafter pay retirement benefits.

     Under the 1991 Directors' Stock Option Plan, each eligible director (a director who was not an employee of the Company when he was first elected to the Board) receives an initial stock option at fair market value to purchase 5,000 shares of the Company's stock. The initial option vests and first becomes exercisable in two equal annual installments of 2,500 shares each, commencing one year from the date of grant. At the first regular Board meeting each year through the year 2001, each eligible director receives a stock option at fair market value, exercisable in full one year from the date of grant, to purchase 2,000 shares of the Company's Common Stock; however, a director does not receive the annual option for one year if he received the initial option at a meeting later than the first regular Board meeting of the prior calendar year.

     All of the directors of the Company are eligible to participate in the 1991 Directors' Stock Option Plan, except Mr. Cwiertnia. Mr. McNaughton became an eligible director as of February 1, 1994.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the fiscal year ended December 31, 1993, the Board of Directors of the Company met five times. No incumbent director attended fewer than 75% of the aggregate meetings of the Board of Directors and meetings of the committees of the Board on which he served.

     The Board of Directors has six committees: the Executive Committee, the Compensation and Option Committee, the Audit Committee, the Acquisition Committee, the Education and Technology Committee, and the Nominating Committee.

     The Executive Committee is comprised of Messrs. Jaffe (Chairman), Jones, Cwiertnia, McNaughton, and Blum. The Executive Committee exercises the power of the Board of Directors (except for certain powers that by law may only be exercised by the full Board) in monitoring the management of the business between meetings of the Board of Directors. The Executive Committee held nine meetings during 1993.

     The Compensation and Option Committee, which held three meetings during 1993, is comprised of Messrs. Walsh (Chairman), Jaffe, Blum, and Malek. The Compensation and Option Committee reviews and recommends the salaries and bonuses of officers and certain key employees of the Company, establishes compensation and incentive plans, authorizes and approves the granting of stock options and restricted stock in accordance with the Company's stock option and incentive plans, and determines other fringe benefits.

     The Audit Committee is comprised of Messrs. Segal (Chairman), Bonderman, and Klein. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal controls. The Audit Committee held two meetings during 1993.

     The Acquisition Committee, which is comprised of Messrs. Blum (Chairman), Bonderman, Malek, Klein and Walsh, reviews acquisitions or divestitures of assets of operating entities. The Acquisition Committee held one meeting during 1993.

     The Education and Technology Committee, which held one meeting during 1993, is comprised of Messrs. MacCready (Chairman), McNaughton, and Segal. The Education and Technology Committee examines the application of the latest technologies to the Company's business.

     The Nominating Committee makes recommendations to the Board of Directors regarding the composition of the Board of Directors and the selection of individual candidates for election to the Board of Directors. The committee is comprised of Messrs. Malek (Chairman), Jones, and MacCready, and met on an informal basis during the year. Nominees may be recommended by stockholders and should be submitted to the Secretary of the Company for consideration by the Nominating Committee.

                             COMMON STOCK OWNERSHIP

     The following table sets forth information as of February 28, 1994 (unless otherwise noted) concerning the shares of the Company's Common Stock beneficially owned by (i) each beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) the Chief Executive Officer and the four most highly compensated other executive officers; and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, each beneficial owner listed has sole investment and voting power (or shares such powers with his or her spouse) of the shares indicated. Beneficial ownership includes any shares the individual has the right to acquire within 60 days of February 28, 1994 through the exercise of any stock option or other right.

                                                                          AMOUNT
                                                                        AND NATURE
    NAME OF INDIVIDUAL OR NUMBER                                       OF BENEFICIAL         PERCENT
         OF PERSONS IN GROUP             POSITION WITH THE COMPANY     OWNERSHIP(1)          OF CLASS
- -------------------------------------  -----------------------------   -------------         --------
Richard C. Blum & Associates, Inc....                                    6,063,410(2)           17.6%
First Interstate Bancorp. ...........                                    1,660,600(3)            5.7%
Westport Asset Management, Inc.......                                    2,088,950(4)            7.1%
Richard C. Blum......................  Director                          6,075,250(5)           17.6%
David Bonderman......................  Director                            125,000(6)               *
Jerome W. Cwiertnia..................  President, Chief Executive
                                       Officer and Director                231,546(7)               *
Leonard W. Jaffe.....................  Director                             32,000                  *
David C. Jones.......................  Chairman of the Board                65,375                  *
Michael R. Klein.....................  Director                             17,000                  *
Paul B. MacCready....................  Director                              2,500                  *
Frederic V. Malek....................  Director                             35,950(8)               *
John J. McNaughton...................  Director                             21,800                  *
Harold Segal.........................  Director                              9,155                  *
William D. Walsh.....................  Director                             13,914                  *
Jeffrey A. Brill.....................  Former Vice President,
                                       Secretary and General Counsel        12,320(9)               *

                                                                          AMOUNT
                                                                        AND NATURE
    NAME OF INDIVIDUAL OR NUMBER                                       OF BENEFICIAL         PERCENT
         OF PERSONS IN GROUP             POSITION WITH THE COMPANY     OWNERSHIP(1)          OF CLASS
- -------------------------------------  -----------------------------   -------------         --------
Christine A. Gattenio................  Vice President and
                                       Corporate Controller                 41,952                  *
Keith K. Ogata.......................  Vice President, Chief
                                       Financial Officer and
                                       Treasurer                            62,575                  *
All Directors and Executive Officers
  as a Group (15 persons)............                                    6,596,337              18.9%
* Less than 1%.

- ---------------

(1) Includes 5,000,000 shares issuable upon conversion of Senior Subordinated Convertible Debentures due 2006 indirectly owned by Richard C. Blum & Associates, Inc. ("RCBA"), Mr. Blum, and Mr. Malek. Also includes the following shares issuable upon conversion of Subordinated Convertible Debentures due 2011: Mr. Jaffe -- 4,000 shares; Mr. Jones -- 4,000 shares; Ms. Gattenio -- 1,000 shares; and Mr. Ogata -- 6,000 shares. All directors and officers as a group hold debentures convertible into 5,015,000 shares.

    The shares listed in the table include the following stock options exercisable on or within 60 days after February 28, 1994: Mr. Cwiertnia -- 193,476 shares; Mr. Jaffe -- 24,000 shares; Mr. Jones -- 45,250 shares; Messrs. Blum, Malek, Segal, and Walsh -- 9,000 shares each; Mr. Klein -- 7,000 shares; Mr. Brill -- 5,425 shares; Ms. Gattenio -- 31,260 shares; Mr. Ogata -- 45,442 shares; and all directors and officers as a group -- 390,353 shares.

(2) Includes 1,063,410 shares held by limited partnerships for which RCBA, 909 Montgomery Street, Suite 400, San Francisco, California 94133, is the sole general partner, and debentures which are described in footnote (1). RCBA disclaims beneficial ownership of these securities, except to the extent of its pro rata profits interest in those limited partnerships.

(3) According to a Schedule 13G filed with the SEC as of December 31, 1993, First Interstate Bancorp., 633 West Fifth Street, Los Angeles, California 90071, had sole voting power over 904,100 shares, shared voting power over 117,800 shares, sole dispositive power over 1,505,800 shares and shared dispositive power over 154,800 shares. On March 14, 1994, the Company received a letter from Denver Investment Advisors, Inc. ("DIA") stating that as of March 11, 1994, DIA, a wholly owned subsidiary of First Interstate Bancorp., owned no shares of the Company's Common Stock. DIA sold its entire security position of 1,505,000 shares after the Schedule 13G filing.

(4) According to a Schedule 13G filed with the SEC as of December 31, 1993, Westport Asset Management, Inc., 253 Riverside Avenue, Westport, Connecticut 06880 ("Westport") has sole voting and dispositive power over 233,200 shares and shared voting and dispositive power over 1,855,750 shares. The Schedule 13G states that 6.3% of the Company's shares outstanding are held in discretionary accounts managed by Westport. The remaining 0.8% of such shares outstanding are beneficially owned by officers and stockholders of Westport, but Westport disclaims beneficial ownership of such shares.

(5) Mr. Blum, the Chairman of the Board of RCBA, directly owns 11,840 shares including 9,000 shares issuable upon the exercise of stock options. Of the securities listed in the table, 6,063,410 shares are also reported in the table as indirectly owned by RCBA. Mr. Blum reserves the right to disclaim beneficial ownership of securities owned by RCBA in excess of his pro rata ownership in RCBA.

(6) Includes 125,000 shares issuable upon conversion of $500,000 Senior Subordinated Convertible Debentures due 2006.

(7) Excludes 450 shares owned by Mr. Cwiertnia's wife as custodian for their son. Mr. Cwiertnia disclaims beneficial ownership of these 450 shares.

(8) Includes 25,000 shares issuable upon conversion of Senior Subordinated Convertible Debentures due 2006. Excludes Mr. Malek's 1.126% interest in a limited partnership whose general partner is RCBA which owns 325,110 shares of Company stock and $1,500,000 Senior Subordinated Debentures convertible into 375,000 shares of stock. (See footnote (1)).

(9) Mr. Brill resigned as Vice President, Secretary and General Counsel effective October 21, 1993.

                    EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following tables disclose the cash compensation of, and stock options provided to, the Company's five most highly compensated executive officers, including the Chief Executive Officer and the Company's former Vice President, Secretary and General Counsel.

                                    TABLE I

                              SUMMARY COMPENSATION

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                          AWARDS(2)
                                                                         ------------
                                                                          NUMBER OF
                                               ANNUAL COMPENSATION        SECURITIES
                                              ----------------------      UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR     SALARY(1)      BONUS         OPTIONS        COMPENSATION
- -----------------------------------  ----     ---------     --------     ------------     ------------
Jerome W. Cwiertnia................  1993     $ 318,746     $      0        25,000          $      0
Chief Executive Officer              1992     $ 318,653     $117,000        50,000          $      0
                                     1991     $ 306,210     $243,951        29,758          $      0
Keith K. Ogata.....................  1993     $ 162,876     $      0        15,000          $      0
Vice President,                      1992     $ 147,552     $ 42,300        22,000          $      0
Chief Financial Officer and
  Treasurer                          1991     $ 130,258     $ 83,859        13,856          $      0
Christine A. Gattenio..............  1993     $ 122,293     $ 17,500         7,000          $      0
Vice President and                   1992     $ 117,418     $ 33,390         6,000          $      0
Corporate Controller                 1991     $ 111,167     $ 68,689         7,481          $      0
David C. Jones.....................  1993     $ 104,000     $      0         7,000          $      0
Chairman of the Board                1992     $ 104,000     $      0         2,000          $      0
                                     1991     $ 100,000     $      0         5,000          $      0
Jeffrey A. Brill...................  1993     $ 152,775     $      0         5,000          $192,680(3)
Vice President,                      1992     $ 157,593     $ 45,525         8,000          $      0
Secretary and General Counsel        1991     $ 153,425     $ 96,197        12,151          $      0
until October 1993

- ---------------

(1) Amounts shown include cash and noncash compensation earned and received by executive officers as well as amounts earned but deferred at the election of these officers, including Company contributions on behalf of such officers to the Company's 401(k) Retirement Plan.

(2) Although certain of the Company's long-term incentive plans permit grants of restricted stock, no grants of restricted stock were made during 1991, 1992 and 1993.

(3) Amount shown reflects $155,429 compensation paid pursuant to a severance agreement, $14,256 forgiveness of indebtedness, and the continuation of fringe benefits, valued at $22,995, to which Mr. Brill had been entitled during his employment. (See "Severance Benefits" and "Indebtedness of Management" for additional information.)

                                      TABLE II

                         OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL
                                                                                                REALIZABLE VALUE AT
                                     INDIVIDUAL GRANTS                                            ASSUMED ANNUAL
- -------------------------------------------------------------------------------------------       RATES OF STOCK
                                       NUMBER OF     % OF TOTAL                                 PRICE APPRECIATION
                                      SECURITIES      OPTIONS                                   FOR OPTION TERM (10
                                      UNDERLYING     GRANTED TO     EXERCISE                        YEARS) (2)
                                        OPTIONS     EMPLOYEES IN      PRICE      EXPIRATION     -------------------
                NAME                  GRANTED (1)   FISCAL YEAR    (PER SHARE)      DATE          5%         10%
- ------------------------------------  -----------   ------------   -----------   ----------     -------    --------
Jerome W. Cwiertnia.................     25,000         6.36         $ 5.725      02/20/03      $90,011    $228,104
Keith K. Ogata......................     15,000         3.81         $ 5.725      02/20/03      $54,006    $136,863
Christine A. Gattenio...............      7,000         1.78         $ 5.725      02/20/03      $25,203    $ 63,869
David C. Jones......................      7,000         1.78         $ 5.725      02/20/03      $25,203    $ 63,869
Jeffrey A. Brill....................      5,000         1.27         $ 5.725      10/22/93      $     0    $      0

- ---------------

(1) All options are exercisable in four equal annual increments commencing one year from the date of grant, except that Mr. Jones has an option to purchase 2,000 shares (included above) which is exercisable in full one year from the date of grant. All options become exercisable in full after a change of control.

(2) 5% appreciation represents an increase from the exercise price of $5.725 to a stock price of $9.325; 10% appreciation represents an increase to a stock price of $14.849.

                                   TABLE III

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF                     VALUE OF
                                                                 SECURITIES UNDERLYING       UNEXERCISED IN-THE-MONEY
                                      NUMBER OF                   UNEXERCISED OPTIONS         OPTIONS AT DECEMBER 31,
                                       SHARES                    AT DECEMBER 31, 1993                1993 (1)
                                     ACQUIRED ON    VALUE     ---------------------------   ---------------------------
               NAME                   EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------------  -----------   --------   -----------   -------------   -----------   -------------
Jerome W. Cwiertnia................          0     $     0      161,036         83,630       $ 384,136       $55,545
Keith K. Ogata.....................          0     $     0       32,103         40,303       $  61,153       $21,794
Christine A. Gattenio..............          0     $     0       24,515         16,866       $  55,326       $14,503
David C. Jones.....................          0     $     0       39,500          9,500       $ 106,594       $11,269
Jeffrey A. Brill...................     15,000     $68,188        5,425              0       $  16,478       $     0

- ---------------

(1) Based upon the difference between the closing price on the New York Stock Exchange on December 31, 1993 of $6.25 and the option exercise price.

SEVERANCE BENEFITS

     Pursuant to Company policy, in the event Mr. Cwiertnia's employment is terminated without cause or after a change of control, Mr. Cwiertnia would be entitled to continuation of his salary and fringe benefits for two years or, at his option, a lump sum payment equal to two years' salary (currently $312,000 per year). Other executive officers, except Mr. Jones, would be entitled to receive severance benefits of one year's salary and fringe benefits or, at the executive's option, a lump sum payment equal to one year's salary in the event of termination of employment without cause or after a change of control. As of January 1, 1994, the lump sum payments would be $172,150 to Mr. Ogata and $122,715 to Ms. Gattenio.

     The Company entered into a severance agreement with Jeffrey A. Brill, former Vice President, Secretary and General Counsel of the Company, effective October 21, 1993. Pursuant to the terms of the agreement, the Company paid Mr. Brill compensation of $155,429 and it agreed to a 12-month continuation of certain fringe benefits, valued at $22,995, to which he had been entitled during his employment. Additionally, the Company forgave a debt of $14,256 incurred by Mr. Brill (see "Indebtedness of Management") in connection with his 1988 exercise of stock options.

EMPLOYEE BENEFIT PLANS

  Supplemental Executive Retirement Plan

     The Company has a Supplemental Executive Retirement Plan (the "SERP") for its executive officers and subsidiary presidents designated by the Compensation and Option Committee. The SERP currently has eleven participants including Messrs. Cwiertnia, Brill, and Ogata, and Ms. Gattenio. A participant in the SERP will receive lifetime retirement income in the amount of 60% of the average earnings (as defined in the SERP) of the participant (reduced by the amount of a participant's primary social security benefits) multiplied by a percentage based on the participant's number of years of credited service under the SERP. The credited service percentage for executive officers is 10% after the sixth year and increases 10% per year thereafter until it reaches 100% at 15 years of credited service.

     The estimated credited years of service and credited service percentage for the participating executive officers are as follows: Mr. Cwiertnia -- 14 years (90%), Mr. Brill -- 15 years (100%), Mr. Ogata -- 8 years (30%), and Ms. Gattenio -- 8 years (30%). Based on historical compensation levels and continued employment to age 65, approximate annual retirement benefits would be: Mr. Cwiertnia -- $263,500, Mr. Brill -- $112,900, Mr. Ogata -- $93,300, and Ms.
Gattenio -- $76,600. The retirement benefit described above assumes payment at age 65. A reduced retirement benefit is provided to a participant who elects to receive benefits after age 60 and prior to age 65.

     The SERP provides for a death benefit of between two and three times the average earnings of a participant, and a surviving spouse and minor children also receive certain benefits under the SERP. The SERP provides for disability benefits of up to 60% of a participant's average earnings. In addition to the severance benefits noted in the preceding section, if a participant's employment with the Company terminates within two years of a change of control of the Company, a participant is entitled to a cash sum equal to the present value of full retirement benefits without regard to years of service completed. As of December 31, 1993, the executive officers would be entitled to approximately the following: Mr. Cwiertnia -- $1,926,300, Mr. Ogata -- $414,200, and Ms. Gattenio
- -- $326,400.

     The following Table IV presents information regarding estimated annual benefits payable under the SERP upon retirement at age 65 (normal retirement age under the SERP) in specified compensation and years of service classifications:

                                    TABLE IV

                             PENSION PLAN TABLE(1)

                                                                YEARS OF SERVICE
                                             ------------------------------------------------------
               REMUNERATION                   3         6           9            12           15
- -------------------------------------------  ---     -------     --------     --------     --------
$125,000...................................  $ 0     $ 7,500     $ 30,000     $ 52,500     $ 75,000
$150,000...................................  $ 0     $ 9,000     $ 36,000     $ 63,000     $ 90,000
$175,000...................................  $ 0     $10,500     $ 42,000     $ 73,500     $105,000
$200,000...................................  $ 0     $12,000     $ 48,000     $ 84,000     $120,000
$225,000...................................  $ 0     $13,500     $ 54,000     $ 94,500     $135,000
$250,000...................................  $ 0     $15,000     $ 60,000     $105,000     $150,000
$300,000...................................  $ 0     $18,000     $ 72,000     $126,000     $180,000
$400,000...................................  $ 0     $24,000     $ 96,000     $168,000     $240,000
$450,000...................................  $ 0     $27,000     $108,000     $189,000     $270,000
$500,000...................................  $ 0     $30,000     $120,000     $210,000     $300,000

- ---------------

(1) Estimated benefits shown before reduction for social security benefits.

TRANSACTIONS WITH DIRECTORS

     Mr. McNaughton received an annual consulting fee through January 1994 of $125,000, and he received retirement payments of $58,850 per year minus social security benefits. Additionally, he received certain other fringe benefits which, in 1993, totalled approximately $19,000. Effective February 1, 1994, Mr. McNaughton became eligible to receive fees paid to nonemployee directors of the Company, and he entered into a one-year consulting and noncompete agreement pursuant to which he will receive a consulting fee of $33,000 ending January 31, 1995. Mr. McNaughton will continue to receive the retirement payments noted above for the remainder of his life.

     See also "Compensation Committee Interlocks and Insider Participation" for additional information regarding transactions with directors.

INDEBTEDNESS OF MANAGEMENT

     Mr. Brill executed a promissory note (the "Note") in the amount of $67,205 in 1988 at market rate of interest in connection with his exercise of Company stock options. His largest aggregate indebtedness outstanding under the Note during 1993, including accrued interest, was $92,326. The Company foreclosed on the Note in October 1993 and recovered stock valued at $52,949, which had served as security for the Note. Pursuant to the severance agreement discussed above in the "Severance Benefits" section, the Company forgave $14,256 of the principal balance and waived any right it had to seek a deficiency on interest accrued on the Note.

     During 1993, the Company forgave $29,798 of an interest-free loan made by the Company in 1983 to Mr. McNaughton to pay income taxes. The largest aggregate indebtedness outstanding under the loan during 1993 was $29,798 and, as of January 31, 1993, the loan balance was fully forgiven.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executive officers are made by the Compensation and Option Committee of the Board (the "Committee"). Each of the four members of the Committee is a nonemployee director. All decisions made by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions regarding awards under the Company's stock option and incentive plans, which are made solely by the Committee in order for the grants under such plans to satisfy the Securities Exchange Act Rule 16b-3.

EXECUTIVE OFFICER COMPENSATION POLICY

     The Committee's executive compensation policies are designed to provide appropriate levels of compensation that integrate executive compensation with the Company's annual performance and long-term goals, reward attainment of management objectives, and assist the Company in attracting and retaining qualified executives. The Committee believes a substantial portion of the executives' compensation should be contingent upon the Company's financial performance. Accordingly, executives are eligible for annual bonuses that correspond to varying levels of Company and management performance.

     BASE SALARY. The compensation of each executive officer is reviewed annually with reference to the executive's performance, level of responsibility and experience to determine whether the current base salary is appropriate. If significant changes in an executive's salary are contemplated, the Committee also refers to the median salary range paid to executives with comparable duties at companies of equal size in the same geographical area who are in the service industry, and the executive officer's salary is adjusted, if appropriate, according to salary surveys provided by nationally recognized research organizations. The base salary of executive officers, other than the Chief Executive Officer, is ultimately fixed by the Committee after consultation with the Chief Executive Officer. The base salary of the Chief Executive Officer is recommended by the Committee and approved by the Board. In 1991 the Board established base salaries for the Company's executive officers at approximately the median base compensation level for officers in similar positions based upon a salary survey and report prepared for the Board by an independent consultant. The Board, based upon its subjective evaluation of executive officer performance, increased base salaries for its officers approximately 5% in 1992 and 3% in 1993. In particular, Mr. Cwiertnia's base salary increased 4% in 1992, and was not increased in 1993.

     CASH BONUS PLAN AND RELATIONSHIP TO COMPANY PERFORMANCE. Prior to the commencement of each fiscal year, a business plan for the Company is prepared and submitted to the Committee and the full Board of Directors for approval. Based upon the approved business plan, the Committee and the Board established a minimum, a target, and an above target level of net income for the Company. The Committee established a target bonus for each participating officer at approximately 60% of each officer's base salary. The bonus is based 70% on achievement of the net income factors and 30% on achievement of individual management objectives. For 1993, the entry level bonus was 50% of target bonus and the maximum bonus was 200% of target bonus. For 1993, no bonuses were paid to corporate executive officers or to members of senior management of any subsidiary that did not achieve its planned minimum performance level, except for small discretionary bonus awards to officers and employees below the executive officer level, and except for one executive officer who was awarded a small discretionary bonus.

     STOCK OPTION GRANTS. The Committee endorses the position that granting stock options to the Company's executive officers can be very beneficial to stockholders because it aligns management's and stockholders' interests in the enhancement of stockholder values. Accordingly, the Committee has granted stock options to the executive officers on an annual basis. The number of options received by the executive officers is fixed by the Committee after consideration of the recommendations made by Mr. Cwiertnia. The options are exercisable in four equal annual installments commencing one year from the date of grant and are granted at an exercise price equal to the average stock market price for the ten trading days prior to the date of the grant.

     OTHER BENEFITS. The executive officers participate in broad-based employee benefit plans, such as the Company's 401(k) Retirement Plan, in which the Company provides some matching contributions, and health care insurance plans. In addition to these plans, the Company provides a supplemental executive medical plan and other executive benefits. The incremental cost to the Company of providing these benefits to the executive officers (which is not set forth in any of the preceding tables) equaled, on average, approximately 5% of their compensation in 1993. Benefits under these plans are not directly or indirectly tied to Company performance, other than the Company's 401(k) Retirement Plan, which may be partially invested at the direction of the participant in the NEC Stock Fund.

MR. CWIERTNIA'S 1993 COMPENSATION

     Mr. Cwiertnia participates in the same executive compensation plans as those described above for the other executive officers. The methodology for establishment of Mr. Cwiertnia's salary was discussed above under Base Salary. As is true of the other executive officers, the Committee's policy is to have a large portion of Mr. Cwiertnia's potential total compensation based on the Company's performance. Accordingly, Mr. Cwiertnia's base compensation has been established below the 50th percentile for chief executive officers of companies of comparable size. His base salary for 1994 has not been increased at this time.

     Mr. Cwiertnia's target annual bonus for 1993 also did not change from the prior year. His entire potential annual bonus is based on the objective performance criteria of net income described above. Since the Company did not achieve its targeted performance level, he received no cash bonus for 1993.

     In February 1993, after considering Mr. Cwiertnia's total compensation package, the Committee granted him options to purchase 25,000 shares of the Company's Common Stock, with an exercise price based upon the average stock market price for the ten days prior to the date of grant. The options granted to Mr. Cwiertnia become exercisable over the next four years (vesting at the rate of 25% per year), subject to Mr. Cwiertnia's continued employment with the Company. This grant demonstrates the Committee's commitment to encouraging long-term performance and promoting management retention while simultaneously aligning stockholders' and management's interest in the performance of the Company's Common Stock.

POLICY REGARDING DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code (the "Section") provides that, for federal income tax purposes, the otherwise allowable deduction for compensation paid or accrued to a covered employee of a publicly held corporation is limited to no more than $1 million per year. The Company is not presently affected by the Section because, for the fiscal year ended December 31, 1993, no executive officer's compensation exceeded $1 million, and the Company does not believe that any executive officer of the Company will exceed $1 million for the 1994 fiscal year.

                                          Compensation and Option Committee

                                          William D. Walsh, Chairman
                                          Richard C. Blum
                                          Leonard W. Jaffe
                                          Frederic V. Malek

STOCK PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return to the Standard & Poor's ("S&P") 500 Composite Index and a Peer Group Index for the five-year period commencing January 1, 1989 and ending December 31, 1993. There is no published index for companies involved in education and training, so the Company developed a peer group comprised of the following education and training companies:
CareerCom Corp., DeVry Inc., Goal Systems, International, and Houghton Mifflin; however, statistics are no longer available for CareerCom Corp. and Goal Systems, International, so they have been omitted from the peer group.

     The stockholder return assumes $100 invested at the beginning of the period in Company stock, the S&P 500 Composite Index and the Peer Group Index. The total return calculation assumes reinvestment of all dividends for the two indexes. The Company has not paid any dividends on its stock during the time frame set forth below.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
        AMONG NATIONAL EDUCATION CORP, S&P 500 INDEX & PEER GROUP INDEX

                                 National       S&P 500
     Measurement Period         Education      Composite      Peer Group
   (Fiscal Year Covered)       Corporation       Index          Index
Dec. 31, 1988                         100.0          100.0          100.0
Dec. 31, 1989                          29.6          131.6           91.4
Dec. 31, 1990                          18.8          127.5           71.8
Dec. 31, 1991                          39.8          166.2           79.6
Dec. 31, 1992                          29.0          178.8          102.7
Dec. 31, 1993                          26.9          196.7          127.7

- --------------------------------------------------------------------------------

                                        December 31,  December 31,  December 31,  December 31,  December 31,  December 31,
  Symbol   Index Description                1988          1989          1990          1991          1992          1993
- ---------- ----------------------------------------------------------------------------------------------------------------
           National Education
   -/ /-   Corporation                     $100.0        $ 29.6        $ 18.8        $ 39.8        $ 29.0        $ 26.9
    --     S&P 500 Composite Index         $100.0        $131.6        $127.5        $166.2        $178.8        $196.7
    --     Peer Group Index                $100.0        $ 91.4        $ 71.8        $ 79.6        $102.7        $127.7

- --------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Option Committee is comprised of Messrs. Walsh (Chairman), Blum, Jaffe and Malek. There are no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company's Board or Compensation and Option Committee.

     Mr. Blum is the Chairman of Richard C. Blum & Associates, Inc. ("RCBA"). Both Mr. Blum and RCBA are the beneficial owners of more than 5% of the Company's outstanding Common Stock. (See "Common Stock Ownership.") RCBA provided consulting and investment banking services on behalf of the Company, including its subsidiaries, on a variety of strategic issues relating to enhancement of stockholder values. RCBA was actively involved in the public offering of one of the Company's subsidiaries, Steck-Vaughn Publishing Corporation, including interviewing underwriters and assisting in drafting registration statements.

During 1993, RCBA received the sum of $393,000 for its consulting and investment banking services. Under certain circumstances, RCBA may be entitled to receive an additional $500,000 in 1994 for continuing consulting and investment banking services.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and stockholders owning more than 10% are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 1993, all filing requirements were complied with applicable to its officers, directors, and greater than 10% beneficial owners.

                                  PROPOSAL 2:

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse has been the Company's independent certified public accountants since 1979 and the Board of Directors has appointed Price Waterhouse to continue as such for the fiscal year ending December 31, 1994, and to audit the books and accounts of the Company for that year, subject to ratification of their appointment by the stockholders at the Annual Meeting. A representative of Price Waterhouse will be present at the Annual Meeting. The representative will be able to respond to questions and will have an opportunity to make a statement if desired.

                                 OTHER MATTERS

     The Company's 1993 Annual Report, including audited financial statements, is being sent with this proxy statement to all stockholders of record as of March 11, 1994.

                             STOCKHOLDER PROPOSALS

     For stockholder proposals to be considered for inclusion in the proxy materials for the Company's 1995 Annual Meeting, they must be received by the Company no later than December 6, 1994. Proposals should be addressed to:
Corporate Secretary, National Education Corporation, 18400 Von Karman Avenue, Irvine, California 92715.

                                            By Order of the Board of Directors

                                                          [Sig]

                                                    PHILIP C. MAYNARD
                                                        Secretary

Dated: March 28, 1994

PROXY

                        NATIONAL EDUCATION CORPORATION
                           18400 VON KARMAN AVENUE
                           IRVINE, CALIFORNIA 92715

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Philip C. Maynard, Christine A. Gattenio and Keith K. Ogata, and each of them, the undersigned's proxy, with full power of substitution, to attend the Annual Meeting of Stockholders of National Education Corporation on Friday, May 13, 1994 at the Irvine Marriott,
18000 Von Karman Avenue, Irvine, California, at 10:00 a.m., local time, and any and all adjournments or postponements thereof, and to vote all shares of common stock held by the undersigned as of March 11, 1994 (the record date with respect to this solicitation) as designated on the reverse side.

                CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                        SEE REVERSE
                                                           SIDE

- --------------------------------------------------------------------------------

    Please mark
/X/ votes as in
    this example.

The shares represented by this Proxy will be voted as directed, but when no direction is given, they will be voted in favor of Items 1 and 2.


1. ELECTION OF DIRECTORS

   Nominees: Leonard W. Jaffe, Frederic V. Malek,
             William D. Walsh

             For     Withheld
             / /        / /

/ /______________________________________
   For all nominees except as noted above


2. AUDITORS
                                    FOR  AGAINST ABSTAIN
Approval and ratification of        / /    / /     / /
selection of Price Waterhouse
as the independent auditors
for the fiscal year ending
December 31, 1994.

In their discretion, the proxy holders are authorized to vote on all such other matters as may properly come before the meeting or any adjournment thereof.

    MARK HERE   / /
   FOR ADDRESS
   CHANGE AND
  NOTE AT LEFT

Please sign exactly as your name appears hereon, date, and return this Proxy promptly in the reply envelope provided. Please correct your address before returning this Proxy. Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Joint owners must each sign personally.

Signature: ________________________________ Date _________________

Signature: ________________________________ Date _________________

PLEASE BE CERTAIN YOU HAVE DATED AND SIGNED THIS PROXY.

PROXY

CONFIDENTIAL VOTING INSTRUCTIONS


                        NATIONAL EDUCATION CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO: BANK OF AMERICA NT&SA AS TRUSTEE UNDER THE NATIONAL
    EDUCATION CORPORATION RETIREMENT PLAN

        I hereby instruct the Trustee to vote in person or by proxy all the shares of National Education Corporation Common Stock which are credited to my account at the Annual Meeting of Stockholders of National Education Corporation to be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California, at 10:00 a.m., local time, on Friday, May 13, 1994 and at any adjournment thereof, on the following matters, as provided in the Proxy Statement, and in its discretion, or the discretion of its proxy, upon any other matter which may properly come before the meeting or any adjournment thereof.


                CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                        SEE REVERSE
                                                           SIDE

- --------------------------------------------------------------------------------

    Please mark
/X/ votes as in
    this example.

The shares represented by this Proxy will be voted as directed, but when no direction is given, the Trustee will vote the shares in the National Education Corporation Retirement Plan as directed by the National Education Corporation Retirement Plan Committee, except as limited by law.


1. ELECTION OF DIRECTORS

   Nominees: Leonard W. Jaffe, Frederic V. Malek,
             William D. Walsh

             For     Withheld
             / /        / /

/ /______________________________________
   For all nominees except as noted above


2. AUDITORS
                                    FOR  AGAINST ABSTAIN
Approval and ratification of        / /    / /     / /
selection of Price Waterhouse
as the independent auditors
for the fiscal year ending
December 31, 1994.

    MARK HERE   / /
   FOR ADDRESS
   CHANGE AND
  NOTE AT LEFT

Please sign exactly as your name appears hereon, date, and return this Proxy promptly in the reply envelope provided. Please correct your address before returning this Proxy. Persons signing in a fiduciary capacity should indicate that fact and give their full title. Joint owners must each sign personally.

Signature: ________________________________ Date _________________

Signature: ________________________________ Date _________________

PLEASE BE CERTAIN YOU HAVE DATED AND SIGNED THIS PROXY.